Exhibit 10.1

===========================================================

LEASE

dated November 21, 2013

between

35 WILBUR STREET ASSOCIATES, LLC, as Landlord

and

ADVANCED BIOFACTURES CORP., as Tenant

BIOSPECIFICS TECHNOLOGIES CORP, as Tenant

PREMISES:	35 Wilbur Street
Lynbrook, New York 11563

===========================================================
i

TABLE OF CONTENTS

Article	Caption	Page

1	DEMISED PREMISES	1
2	TERM, RENTS	1
3	USE	2
4	EARLY TERMINATION OF LEASE	2
5	INTENTIONALLY OMITTED	2
6	SUBORDINATION, NOTICE TO LESSORS AND MORTGAGEES	3
7	QUIET ENJOYMENT	3
8	ASSIGNMENT AND SUBLETTING	3
9	COMPLIANCE WITH LAWS AND REQUIREMENTS OF PUBLIC AUTHORITIES	3
10	INSURANCE	4
11	INTENTIONALLY OMITTED	5
12	LANDLORD'S WORK OR CONDITION OF DEMISED PREMISES	5
13	TENANT'S CHANGES	5
14	TENANT'S PROPERTY	5
15	REPAIRS AND MAINTENANCE	6
16	ELECTRICITY	7
17	INTENTIONALLY OMITTED	7
18	ACCESS. CHANGES IN BUILDING FACILITIES. NAME	7
19	NON-LIABILITY AND INDEMNIFICATION	7
20	DESTRUCTION OR DEMOLITION	8
21	EMINENT DOMAIN	9
22	SURRENDER	10
23	CONDITIONS OF LIMITATION	10
24	RE-ENTRY BY LANDLORD	11
25	DAMAGES	12
26	WAIVERS	13
27	NO OTHER WAIVERS OR MODIFICATIONS	13
28	CURING TENANT'S DEFAULTS, ADDITIONAL RENT	14
29	BROKER	14
30	NOTICES	14
31	ESTOPPEL CERTIFICATE, MEMORANDUM	15
32	NO OTHER REPRESENTATIONS. CONSTRUCTION, GOVERNING LAW. CONSENTS	15
33	PARTIES BOUND	15
34	ADJACENT EXCAVATION AND CONSTRUCTION - SHORING	16
35	MISCELLANEOUS	16
36	SECURITY DEPOSIT	17
37	INTENTIONALLY OMITTED	17
38	INTENTIONALLY OMITTED	17
39	INTENTIONALLY OMITTED	17
40	LANDLORD'S WORK	18
41	ENVIRONMENTAL	18

EXHIBIT A	RENTAL SPACE	19

AGREEMENT OF LEASE

AGREEMENT OF LEASE dated as of November 21, 2013 between 35 WILBUR STREET ASSOCIATES, LLC, having an office at 19 Wilbur Street, Lynbrook, New York 11563 (hereinafter referred to as "Landlord"), and BIOSPECIFICS TECHNOLOGIES CORP., a Delaware Corporation, and ADVANCED BIOFACTURES CORP., a New York Corporation, having an office at 35 Wilbur Street, Lynbrook, New York 11563 (hereinafter referred to as "Tenant").

W I T N E S S E T H :

ARTICLE 1

Demised Premises

1.01.                    Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, upon and subject to the terms, covenants, provisions and conditions of this lease, the building known as 35 Wilbur Street, Lynbrook, New York 11563 (the "Building" or “Demised Premises”).

ARTICLE 2

Term, Rents

2.01.                    The term of this lease (the "Term") for which the Demised Premises are hereby leased, shall commence on the first day of the first month following closing (herein called the "Commencement Date") and shall end 24 months thereafter (herein called the “Expiration Date”), or shall end on such earlier date upon which the Term may expire or be canceled or terminated pursuant to any of the conditions or covenants of this lease or pursuant to law.

2.02.                    The "rents" reserved under this lease shall be and consist of:

(a)                        "fixed rent" at the following annual amounts:

 (i)          One Hundred and Forty Four Thousand Dollars ($144,000.00) Dollars and 00/100 ($12,000.00 per month) per annum for the period commencing on the Commencement Date and ending on the last day of the Lease Year which shall be two (2) years later.

 Said Lease to commence on the first date of the first month following the closing of title to 35 Wilbur Street.  Tenant to pay at the closing of title rent for the date of closing to the end of the month.

(b)                        "additional rent" consisting of all such other sums of money as shall become due from and payable by Tenant to Landlord hereunder (for default in payment of which Landlord shall have the same remedies as for a default in payment of fixed rent).

Rents shall be paid by Tenant to Landlord at its office, or such other place, or to such agent and at such place as Landlord may designate by notice to Tenant, in lawful money of the United State of America.

2.03.                    Tenant shall pay the fixed rent and additional rent herein reserved promptly as and when the same shall become due and payable, without demand therefor and without any abatement, deduction or setoff whatsoever except as expressly provided in this lease.

2.04.                     Tenant shall pay as additional rent 100% of the increase in taxes over the base year.  Tenant’s base year shall be 2013 for General and Village taxes and 2013/2014 for school tax.  Tenant shall only be responsible for that part of the taxes when they are actually in possession.

2.05.                    There shall be no other additional rent paid by Tenant.

2.06.                    Landlord may use a portion of the office space of the Premises to be agreed to by the parties as to location.  The cost of which shall be a credit to the Tenant in rent and for utilities based on the percentage of the space used.

ARTICLE 3

Use

3.01.                     Tenant shall use and occupy the Demised Premises for warehousing, manufacturing and offices in connection with Tenant's business and consistent with its current use and for no other purpose.

3.02.                     If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business, Tenant shall at all times comply with the terms and conditions of each such license or permit.

3.03.                     Tenant shall not at any time use or occupy, or suffer or permit anyone to use or occupy, the Demised Premises, or do or permit anything to be done in the Demised Premises, in violation of the Certificate of Occupancy for the Demised Premises or for the Building.

3.04.                     Notwithstanding anything contained to the contrary in this lease, Tenant covenants and agrees that Tenant shall not (1) use or permit any portion of the Demised Premises to be used for the sale, preparation or servicing of food or beverages, or for the sale of merchandise or the rendering of services to the public, including, without limitation, employees of Tenant or (2) install, maintain or operate, or permit the installation, maintenance or operation in the Demised Premises of any vending machine or device designed to dispense or sell food, beverages, tobacco, tobacco products or merchandise of any kind, whether or not included in the above categories, or of any restaurant, cafeteria, kitchen, stand or other establishment of any type for the preparation, dispensing or sale of food, beverages, tobacco, tobacco products or merchandise of any kind, whether or not included in the above categories, or of any equipment or device for the furnishing to the public of service of any kind, including, without limitation thereto, telephone pay-stations.

3.05.                     Tenant shall not commit any nuisance on the Demised Premises, or do or permit to be done anything which might result in the creation or commission of a nuisance on the Demised Premises, and Tenant shall not cause or permit to be caused or produced upon the Demised Premises, to permeate the same or to emanate therefrom, any unusual, noxious or objectionable smoke, gases, vapor, odors, noises or vibrations.

ARTICLE 4

Early Termination of Lease

4.01                      The Tenant has the option to cancel this Lease after the first year by giving three (3) months’ notice, which may be given before the expiration of the first year.

ARTICLE 5

Intentionally Omitted

ARTICLE 6

Subordination, Notice To Lessors And Mortgagees

6.01.                    This lease, and all rights of Tenant hereunder, are and shall be subject and subordinate in all respects to the Underlying Lease, all ground leases, overriding leases and underlying leases of the Land and/or the Building now or hereafter existing and to all mortgages which may now or hereafter affect the Land and/or the Building and/or any of such leases, whether or not such mortgages shall also cover other lands and/or buildings, to each and every advance made or hereafter to be made under such mortgages, and to all renewals, modifications, replacements and extensions of such leases and such mortgages and spreaders and consolidations of such mortgages. This Section shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute and deliver any instrument that Landlord, the lessor of any such lease or the holder of any such mortgage or any of their respective successors in interest may request to evidence subordination. If, in connection with the obtaining, continuing or renewing of financing, a superior lessor or superior mortgagee or a prospective superior lessor or prospective superior mortgagee shall request modifications of this lease as a condition of such financing, Tenant will not unreasonably withhold or delay its consent thereto, provided that such modifications do not materially and adversely either increase the obligations of Tenant hereunder or affect the rights of Tenant under this lease.

ARTICLE 7

Quiet Enjoyment

7.01.                    So long as Tenant pays all of the fixed rent and additional rent due hereunder and performs all of Tenant's other obligations hereunder, Tenant shall peaceably and quietly have, hold and enjoy the Demised Premises subject, nevertheless, to the obligations of this lease and, as provided in Article 6, to any and all underlying leases and superior mortgages.

ARTICLE 8

Assignment And Subletting
8.01.                    Tenant may not sublet or assign.

ARTICLE 9

Compliance With Laws And Requirements Of Public Authorities

9.01.                    Tenant shall give prompt notice to Landlord of any notice it receives of the violation of any law or requirement of public authority, and at its expense shall comply with all laws and requirements of public authorities which shall, with respect to the Demised Premises or the use and occupation thereof, or the abatement of any nuisance, impose any violation, order or duty on Landlord or Tenant, arising from (a) Tenant's use of the Demised Premises, (b) the manner of conduct of Tenant's business or operation of its installations, equipment or other property therein, (c) any cause or condition created by or at the request of Tenant, other than by Landlord's performance of any work for or on behalf of Tenant, or (d) breach of any of Tenant's obligations hereunder. However, Tenant shall not be so required to make any structural or other substantial change in the Demised Premises unless the requirement arises from a cause or condition referred to in clause (b), (c) or (d) above.

ARTICLE 10

Insurance

10.01.                 Tenant shall not do or suffer or permit anything to be done in or about the Demised Premises or the Building which would: (a) subject Landlord to any liability for injury to any person or property (b) cause any increase in the insurance rates applicable to any policies of insurance carried by Landlord covering the Real Property, the Building or the rental income to be derived therefrom or the Building equipment or other property of Landlord, or cause insurance companies of good standing to refuse to insure the aforesaid interests of Landlord in amounts reasonably satisfactory to Landlord (c) result in the cancellation of any policy of insurance or the assertion of any defense by the insurer to any claim under any policy of insurance maintained by or for the benefit of Landlord or (d) violate any insurance requirement.

10.02.                 If, as the result of any failure by Tenant to comply with the terms of Section 10.01, the insurance rates applicable to any policy of insurance carried by Landlord covering the Real Property, the Building or the rental income to be derived therefrom or the Building equipment or other property of Landlord, shall be increased, Tenant agrees to pay Landlord, as additional rent, within ten (10) days after Landlord's demand therefor, the portion of the premiums for said insurance attributable to such higher rates.

10.03.                 A.          Tenant shall secure and keep in full force and effect throughout the Term, at Tenant's sole cost and expense (a) Comprehensive General Liability Insurance, written on an occurrence basis, to afford protection in form and in such amount as Landlord may determine but in no event less than $1,000,000 combined single limit; (b) insurance upon Tenant's Property, fixtures, furnishings and equipment, including Tenant's Changes, located in the Demised Premises, in an amount equal to the full replacement value thereof (including an "agreed amount" endorsement), including any increase in value resulting from increased costs, with coverage against such perils and casualties as are commonly included in "all risk" insurance policies (including breakage of glass within the Demised Premises, sprinkler leakage and collapse); (c) during the course of construction of any Tenant's Changes and until completion thereof, Builder's Risk insurance on an "all risk" basis (including collapse) on a completed value (non-reporting) form for full replacement value covering the interests of Landlord and Tenant (and their respective contractors and subcontractors) and Ground Lessor in all work incorporated in the Building and all materials and equipment in or about the Demised Premises; (d) Workers' Compensation Insurance, as required by law and (e) such other insurance in such amounts as Landlord reasonably requires from time to time. All such insurance shall contain only such "deductibles" as Landlord shall reasonably approve. The minimum amounts of insurance required under this Section shall not be construed to limit the extent of Tenant's liability under this lease.

 B.          All such insurance shall be written in form and substance reasonably satisfactory to Landlord by an insurance company in a financial size category of not less than XII and with general policy holders' ratings of not less than A, as rated in the most current available "Best's" insurance reports, or the then equivalent thereof, and licensed to do business in New York State and authorized to issue such policies.  Duly executed certificates of insurance (including endorsements and evidence of the waivers of subrogation required pursuant to Section 10.04) or, if required by Landlord, certified copies or duplicate originals of the original policies, together with reasonably satisfactory evidence of payment of the premiums therefor, shall be delivered to Landlord, on or before the Commencement Date. Each renewal or replacement of a policy shall be so deposited at least 30 days prior to the expiration of such policy.

10.04.                 Each party shall include in each of its insurance policies covering loss, damage or destruction by fire or other casualty (insuring the Building and Landlord's property therein and the rental value thereof, in the case of Landlord, and insuring Tenant's Property and the fixtures required to be insured by Tenant pursuant to Section 10.03 and business interruption insurance in the case of Tenant) a waiver of the insurer's right of subrogation against the other party or, if such waiver should be unobtainable or unenforceable, (a) an express agreement that such policy shall not be invalidated if the insured waives before the casualty the right of recovery against any party responsible for a casualty covered by such policies, or (b) any other form of permission for the release of the other party. If such waiver, agreement or permission shall cease to be obtainable without additional charge, then if the other party shall so elect and shall pay the insurer's additional charge therefor, such waiver, agreement or permission shall be included in the policy, or the other party shall be named as an additional insured in the policy, provided, however, that Tenant shall at no time be named a loss payee under any of Landlord's insurance policies.

10.05.                 Each party hereby releases the other party with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damage or destruction with respect to its property (including rental value or business interruption) occurring during the Term and with respect and to the extent to which it is insured under a policy or policies containing a waiver of subrogation or permission to release liability or naming the other party as an additional insured, as provided in Section 10.04.

10.06.                  All insurance required shall name the Landlord as an additional insured.

ARTICLE 11

Intentionally Omitted

ARTICLE 12

Landlord's Work or Condition of Demised Premises

12.01.                  Tenant acknowledges that it has inspected the Demised Premises and shall accept same in its current as-is condition, normal wear and tear excepted.

ARTICLE 13

Tenant's Changes

13.01.                  Tenant shall not make any alterations, additions, installations, substitutions, improvements or decorations (hereinafter collectively referred to as "Tenant's Changes") in or to the Demised Premises except as expressly permitted or otherwise approved by Landlord pursuant to the terms and provisions of this Article.

ARTICLE 14

Tenant's Property

14.01.                 All fixtures, equipment, improvements and appurtenances attached to or built into the Demised Premises at the commencement of or during the Term, whether or not by or at the expense of Tenant, shall be and remain a part of the Demised Premises, shall be deemed the property of Landlord and shall not be removed by Tenant, except as hereinafter in this Article expressly provided.

14.02.                  All movable partitions, special cabinet work, other business and trade fixtures, machinery and equipment, communications equipment and office equipment, whether or not attached to or built into the Demised Premises, which are installed in the Demised Premises by or for the account of Tenant, without expense to Landlord, and can be removed without structural damage to the Building, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Demised Premises (all of which are sometimes referred to as "Tenant's Property") shall be and shall remain the property of Tenant and may be removed by it at any time during the Term; provided that if any of Tenant's Property is removed, Tenant or any party or person entitled to remove same shall repair to Landlord's satisfaction or pay the cost of repairing any damage to the Demised Premises or to the Building resulting from such removal.

14.03.                 At or before the Expiration Date, or the date of any earlier termination of this lease, or as promptly as practicable after such an earlier termination date, Tenant at its expense, shall remove from the Demised Premises all of Tenant's Property listed on Exhibit “A”, and shall fully repair any damage to the Demised Premises or the Building resulting from such removal. Tenant's obligation herein shall survive the termination of the lease.  Tenant shall leave all partitions, walls, and other improvements which in Tenant’s sole discretion are considered part of the building.

14.04.                 Tenant has no obligation to remove any items of Tenant’s Property not listed on Exhibit “A” from the Demised Premises upon termination or expiration of the Lease.  Any other items of Tenant's Property (except money, securities and other like valuables) which shall remain in the Demised Premises after the Expiration Date or after a period of fifteen (15) days following an earlier termination date, may, at the option of the Landlord, be deemed to have been abandoned, and in such case either may be retained by Landlord as its property or may be disposed of, without accountability, at Tenant's expense in such manner as Landlord may see fit.

ARTICLE 15

Repairs and Maintenance

15.01.                  Tenant shall take good care of the Demised Premises. Tenant, at its expense, shall promptly make all repairs, ordinary or extraordinary, interior or exterior, structural or otherwise, in and about the Demised Premises and the Building, as shall be required by reason of (i) the performance or existence of Tenant's Changes, (ii) the installation, use or operation of Tenant's Property in the Demised Premises, (iii) the moving of Tenant's Property in or out of the Building, or (iv) the misuse or neglect of Tenant or any of its employees, agents, visitors, invitees or contractors; but Tenant shall not be responsible for any of such repairs as are required by reason of Landlord's neglect or other fault in the manner of performing any of Tenant's Changes which may be undertaken by Landlord for Tenant's account or are otherwise required by reason of neglect or other fault of Landlord or its employees, agents or contractors.  Except if required by the neglect or other fault of Landlord or its employees, agents or contractors, or if existing as of the Commencement Date. Tenant at its expense, shall replace all scratched, damaged or broken doors or other glass in or about the Demised Premises and shall be responsible for all repairs, maintenance and replacement of wall and floor coverings in the Demised Premises and, for the repair and maintenance of all lighting fixtures therein beyond customary wear and tear.

15.02.                  Landlord, at its expense, shall keep and maintain the Building and its fixtures, appurtenances, systems and facilities serving the Demised Premises, in good working order, condition and repair and shall make all repairs, structural and otherwise, interior and exterior, as and when needed in or about the Demised Premises, except for those repairs for which Tenant is responsible pursuant to any other provisions of this lease.  Notwithstanding this provision, Landlord shall be responsible for all repairs to the roof and the new HVAC system in the front of the building.  Tenant shall be responsible for maintaining the windows in the same condition as they are on the day Landlord closes on its purchase of the Premises.

15.03.                  Except as expressly otherwise provided in this lease, Landlord shall have no liability to Tenant by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord's making any repairs or changes which Landlord is required or permitted by this lease, or required by law, to make in or to any portion of the Building or the Demised Premises, or in or to the fixtures, equipment or appurtenances of the Building or the Demised Premises.

ARTICLE 16

Electricity

16.01.                  Tenant shall purchase electricity directly from the utility and shall pay the bill directly.

ARTICLE 17

Intentionally Omitted

ARTICLE 18

Access. Changes In Building Facilities. Name

18.01.                 Tenant shall permit Landlord to install, use, replace and maintain pipes, ducts and conduits within the Demised Premises and where practicable, within the demising walls, bearing columns and ceilings of the Demised Premises.

18.02.                 Landlord and Landlord's agents shall have the right, upon request (except in emergency under clause (ii) hereof) to enter and/or pass through the Demised Premises or any part thereof, at reasonable times during reasonable hours, (i) to examine the Demised Premises and to show them to the fee owners, lessors of superior leases, holders of superior mortgages, or prospective purchasers, mortgagees or lessees of the Building as an entirety, and (ii) for the purpose of making such repairs or changes in or to the Demised Premises or in or to its facilities, as may be provided for by this lease or may be mutually agreed upon by the parties or as Landlord may be required to make by law or in order to repair and maintain said structure or its fixtures or facilities. Landlord shall be allowed to take all materials into and upon the Demised Premises that may be required for such repairs, changes, repainting or maintenance, without liability to Tenant, but Landlord shall not unreasonably interfere with Tenant's use of the Demised Premises. Landlord shall also have the right to enter on and/or pass through the Demised Premises, or any part thereof, at such times as such entry shall be required by circumstances of emergency affecting the Demised Premises or said structure.

18.03.                 Landlord may exhibit the Demised Premises to prospective tenants and others on reasonable notice to Tenant.

18.04.                  Landlord reserves the right, at any time, without incurring any liability to Tenant therefor, to make such changes in or to the Building and Real Property and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, elevators, and stairways thereof, as it may deem necessary or desirable.

18.05.                  Landlord may adopt any name for the Building. Landlord reserves the right to change the name or address of the Building at any time. Tenant agrees not to refer to the Building by any name or address other than as designated by Landlord.

ARTICLE 19

Non-Liability And Indemnification

19.01.                  Neither Landlord nor any agent or employee of Landlord shall be liable to Tenant for any injury or damage to Tenant or to any other person or for any damage to, or loss (by theft or otherwise) of, any property of Tenant or of any other person, irrespective of the cause of such injury, damage or loss, unless caused by or due to the willful acts or gross negligence of Landlord, its agents or employees occurring within the scope of their respective employments without negligence on the part of Tenant, it being understood that no property, other than such as might normally be brought upon or kept in the Demised Premises as an incident to the reasonable use of the Demised Premises for the purpose herein permitted, will be brought upon or be kept in the Demised Premises.

19.02.                  Tenant shall indemnify and save harmless Landlord and its agents against and from (a) any and all claims (i) arising from (x) the conduct or management of the Demised Premises or of any business therein, or (y) any work or thing whatsoever done, or any condition created in or about the Demised Premises during the Term or during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Demised Premises, or (ii) arising from any negligent or otherwise wrongful act or omission of Tenant or any of its subtenants or licensees or its or their employees, agents, visitors, invitees or contractors or subcontractors of any tier, and (b) all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon. In case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, shall resist and defend such action or proceeding at Tenant's expense by counsel reasonably satisfactory to Landlord, without any disclaimer of liability in connection with such claim.

19.03.                  Except as otherwise expressly provided in this lease, this lease and the obligations of Tenant hereunder shall be in no wise affected, impaired or excused because Landlord is unable to fulfill, or is delayed in fulfilling, any of its obligations under this lease by reason of strike, other labor trouble, governmental pre-emption or priorities or other controls in connection with a national or other public emergency or shortages of fuel, supplies or labor resulting therefrom, acts of God or other cause beyond Landlord's reasonable control.

ARTICLE 20

Destruction or Demolition

20.01.                  If the Building or the Demised Premises shall be partially or totally damaged or destroyed by fire or other cause, then, whether or not the damage or destruction shall have resulted from the fault or neglect of Tenant, or its employees, agents or visitors (and if this lease shall not have been terminated as in this Article hereinafter provided), Landlord shall repair the damage and restore and rebuild the Building and/or the Demised Premises, at its expense, with reasonable dispatch after notice to it of the damage or destruction; provided, however, that Landlord shall not be required to repair or replace any of Tenant's Property nor to restore any Tenant's Changes.

20.02.                  If the Building or the Demised Premises shall be partially damaged or partially destroyed by fire or other cause, the rents payable hereunder shall be abated to the extent that the Demised Premises shall have been rendered Untenantable (hereinafter defined) and for the period from the date of such damage or destruction to the date the damage shall be repaired or restored. If the Demised Premises or a major part thereof shall be totally (which shall be deemed to include substantially totally) damaged or destroyed or rendered completely (which shall be deemed to include substantially completely) Untenantable on account of fire or other cause, the rents shall abate as of the date of the damage or destruction and until Landlord shall repair, restore and rebuild the Demised Premises, provided, however, that should Tenant reoccupy a portion of the Demised Premises during the period the restoration work is taking place and prior to the date that the same are made completely tenantable, rents allocable to such portion shall be payable by Tenant from the date of such occupancy.

20.03.                  If the Building or the Demised Premises shall be totally damaged or destroyed by fire or other cause, or if the Building shall be so damaged or destroyed by fire or other cause (whether or not the Demised Premises are damaged or destroyed) as to require a reasonably estimated expenditure of more than 30% of the full insurable value of the Building immediately prior to the casualty, then in either such case Landlord may terminate this lease by giving Tenant notice to such effect within one hundred one hundred twenty (120) days after the date of the casualty.

20.04.                  No damages, compensation or claim (or other expense, including replacement premises or services) shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Demised Premises or of the Building pursuant to this Article. Landlord shall use its reasonable efforts to affect such repair or restoration promptly and in such manner as to not unreasonably interfere with Tenant's use and occupancy.

20.05.                  Landlord will not carry insurance of any kind on Tenant's Property or Tenant's Changes, and, except as provided by law or by reason of its fault or its breach of any of its obligations hereunder, Landlord shall not be obligated to repair any damage thereto or replace the same.

20.06.                  The provisions of this Article shall be considered an express agreement governing any case of damage or destruction of the Demised Premises by fire or other casualty, and Section 227 of the Real Property Law of the State of New York, providing for such a contingency in the absence of an express agreement, and any other law of like import, now or hereafter in force, shall have no application in such case.

20.07.                  The term "Untenantable" as used in this Article shall mean that Tenant is unable to use the Demised Premises or the portion thereof to which reference is made, for the conduct of its business in the normal course.

20.08.                  In the Event the Owner herein or its successors or assigns intend to demolish the building of which the demised premises are a part (the building of which the demised premises are a part shall be deemed demolished for the purposes of this paragraph even though all or a part of the foundation, or all or a part of the steel structure, roof and exterior walls of the building shall remain) or decide to make a substantial alteration to the building, or to the demised premises, the Owner herein, its successors or assigns shall have the option to cancel this lease and the term hereof by giving written notice by certified mail addressed to the Tenant at the demised premises at least ninety (90) days prior to the effective date as such cancellation ("Cancellation Date") and this lease and the term hereof shall end and expire on the Cancellation Date set forth in such notice as if such date were the date originally set forth herein for the end or expiration of this lease and the term hereunder.  The term shall be deemed conditionally limited as herein stated.  A statement of intention that the building is to be demolished shall constitute the evidence of such intention to demolish the building and shall accompany the notice of cancellation.  On or before such Cancellation Date, Tenant shall vacate the demised premises in condition required at the expiration of the term, and deliver to Owner a written surrender of this lease and general release in favor of Owner.

20.09            If Tenant fails for any reason to vacate the demised premises by the close of business on the Cancellation Date, then Tenant agrees the measure of damages to be sustained by Owner as a result thereof are substantial, but unascertainable as of the date of execution of this lease and Tenant agrees to pay for use and occupancy of the demised premises $800.00 for each and every day that Tenant shall remain in possession of the demised premises beyond the Cancellation Date; and if Owner institutes a summary proceeding to evict the Tenant, Tenant consents the issuance of a final judgment in said summary proceeding, waives any stay of the issuance or execution of the warrant, and consents to an order by the court fixing use and occupancy in the sum of $800.00 per day and in addition, Tenant hereby agrees to pay Owner's attorney's fees.  Nothing herein contained shall be deemed to constitute consent of Owner to Tenant remaining in possession of the demised premises beyond the cancellation date.

ARTICLE 21

Eminent Domain

21.01.                  If the whole of the Building or the Demised Premises shall be lawfully taken by condemnation or in any other manner for any public or quasi-public use or purpose, this lease and the term and estate hereby granted shall forthwith terminate as of the date of vesting of title in such taking (which date is hereinafter also referred to as the "date of the taking"), and the rents shall be prorated and adjusted as of such date.

21.02.                  If a portion of the Building outside the Demised Premises or only a part of the Demised Premises shall be so taken, then Landlord shall have the right to terminate this lease by giving Tenant written notice of such election not later than thirty (30) days after the date of such taking. Upon the giving of such notice by Landlord this lease shall terminate on the date of such taking and the rents shall be prorated as of such termination date. Upon such partial taking and this lease continuing in force as to any part of the Demised Premises, Landlord shall promptly repair the Demised Premises (excluding Tenant=s Property) and the rents apportioned to the part taken shall be prorated and adjusted as of the date of taking and from such date the fixed rent for the Demised Premises and additional rent shall be payable pursuant to Article 4 according to the rentable area remaining.

21.03.                  Landlord shall be entitled to receive the entire award in any proceeding with respect to any taking provided for in this Article without deduction therefrom for any estate vested in Tenant by this lease and Tenant shall receive no part of such award, except as hereinafter expressly provided in this Article. Tenant hereby expressly assigns to Landlord all of its right, title and interest in or to every such award. Notwithstanding anything herein to the contrary, Tenant may, at its sole cost and expense, make an independent claim with the condemning authority for Tenant's property and for moving expenses, provided, however, that Landlord's award is not thereby reduced or otherwise adversely affected.

21.04.                  In the event of any taking of less than the whole of the Building which does not result in a termination of this lease, or in the event of a taking for a temporary use or occupancy of all or any part of the Demised Premises which does not extend beyond the Expiration Date, Landlord, at its expense, and to the extent any award or awards shall be sufficient for the purpose, shall proceed with reasonable diligence to repair, alter and restore the remaining parts of the building and the Demised Premises to substantially a Building standard condition to the extent that the same may be feasible and so as to constitute a complete and tenantable Building and Demised Premises.

ARTICLE 22

Surrender

22.01.                  On the last day of the Term, or upon any earlier termination of this lease, or upon any re-entry by Landlord upon the Demised Premises, Tenant shall quit and surrender the Demised Premises to Landlord in good order, condition and repair, except for ordinary wear and tear and Tenant shall remove all of Tenant's Property listed on Exhibit “A” therefrom except as otherwise expressly provided in this lease and shall restore the Demised Premises wherever such removal results in damage thereto.

Tenant shall deliver premises on the last day of the Lease or upon any earlier termination of the Lease, vacant and broom clean.

ARTICLE 23

Conditions Of Limitation

23.01.                  This lease and the Term and estate hereby granted are subject to the limitations that:

  (a)          if Tenant shall file a voluntary petition seeking an order for relief under Title 11 of the United States Code, or Tenant shall be adjudicated a debtor, bankrupt or insolvent, or shall file any petition or answer seeking, consenting to or acquiescing in any order for relief, reorganization, arrangement, composition, adjustment, winding-up, liquidation, dissolution or similar relief with respect to Tenant or its debts under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law (foreign or domestic), or shall be unable to, pay its debts as they become due or shall admit its insolvency or its inability to pay its debts as they become due, or shall make a general assignment for the benefit of creditors or shall seek or consent or acquiesce in the appointment of any trustee, receiver, examiner, assignee, sequestrator, custodian or liquidator or similar official of Tenant or of all or any part of Tenant's Property or if Tenant shall take any action in furtherance of or authorizing any of the foregoing; or

  (b)          if any case, proceeding or other action shall be commenced or instituted against Tenant, seeking to adjudicate Tenant a bankrupt or insolvent, or seeking an order for relief against Tenant as debtor, or reorganization, arrangement, composition, adjustment, winding-up, liquidation, dissolution or similar relief with respect to Tenant or its debts under any present or future federal bankruptcy act or any other present or future applicable federal, state or other statute or law (foreign or domestic) , or seeking appointment of any trustee, receiver, examiner, assignee, sequestrator, custodian or liquidator or similar official of Tenant or of all or any part of Tenant's property, or if any case, proceeding or other action shall be commenced or instituted against Tenant seeking issuance of a warrant of execution, attachment, distraint or similar process against Tenant or any of Tenant's property; or

  (c)          if Tenant shall default in the payment when due of any installment of fixed rent or in the payment when due of any additional rent; or

  (d)          if Tenant shall default in the performance of any term of this lease on Tenant's part to be performed (other than the payment of fixed rent and additional rent) and Tenant shall fail to remedy such default as soon as practicable and in any event within ten (10) days after notice by Landlord to Tenant of such default, or if such default is of such a nature that it can be remedied, but cannot be completely remedied within said period of ten (10) days, if Tenant shall not (x) promptly upon the giving by Landlord of such notice, advise Landlord of Tenant's intention to institute all steps necessary to remedy such situation, (y) promptly institute and thereafter diligently prosecute to completion all steps necessary to remedy the same, and (z) complete such remedy within a reasonable time after the date of the giving of said notice by Landlord and in any event prior to such time as would either (i) subject Landlord, Landlord's agents, superior lessor or superior mortgagee to prosecution for a crime or (ii) cause a default under underlying lease or superior mortgage; or

  (e)          if the Demised Premises shall become vacant or deserted for a period of ten (10) consecutive days or abandoned (and the fact that any of Tenant's Property remains in the Demised Premises shall not constitute evidence that Tenant has not vacated, deserted or abandoned the Demised Premises) or if Tenant shall fail to take occupancy of the Demised Premises, or a floor thereof, as the case may be, within 30 days after delivery of possession thereof; or

  (f)          if Tenant shall default in the performance of any term, covenant, agreement or condition on Tenant's part to be observed or performed under any other lease with Landlord of space in the Building and such default shall continue beyond the grace period, if any, set forth in such other lease for the remedying of such default, then, and in any of said events, Landlord may give to Tenant notice of intention to terminate this lease and to end the Term and the estate hereby granted at the expiration of three (3) days from the date of the giving of such notice, and, in the event such notice is given, this lease and the Term and estate hereby granted (whether or not the Term shall have commenced) shall terminate upon the expiration of said three (3) days with the same effect as if that day were the Expiration Date, but Tenant shall remain liable as provided in Article 25.

ARTICLE 24

Re-Entry By Landlord

24.01.                  If Tenant shall default in the payment of any installment of fixed rent, or of any additional rent, on any date upon which the same ought to be paid, and if such default shall continue for three (3) days after Landlord shall have given to Tenant a notice specifying such default, or if this lease shall expire as in Article 23 provided, Landlord or Landlord's agents and employees may immediately or at any time thereafter re-enter the Demised Premises, or any part thereof, in the name of the whole, either by summary dispossess proceedings or by any suitable action or proceeding at law, or by force or otherwise, without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any persons therefrom, to the end that Landlord may have, hold and enjoy the Demised Premises again as of its first estate and interest therein. The word re-enter as herein used, is not restricted to its technical legal meaning. In the event of any termination of this lease under the provisions of Article 23 or if Landlord shall re-enter the Demised Premises under the provisions of this Article or in the event of the termination of this lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall thereupon pay to Landlord the fixed rent and additional rent payable by Tenant to Landlord up to the time of such termination of this lease, or of such recovery of possession of the Demised Premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 23.

24.02                  If this lease shall terminate under the provisions of Article 23 or if Landlord shall re-enter the Demised Premises under the provisions of this Article, or in the event of the termination of this lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all moneys, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such moneys shall be credited by Landlord against any fixed rent or additional rent due from Tenant at the time of such termination or re-entry or, at Landlord's option, against any damages payable by Tenant under Article 25 or pursuant to law.

ARTICLE 25

Damages

25.01.                  If this lease is terminated under the provisions of Article 23 or if Landlord shall re-enter the Demised Premises under the provisions of Article 24, or in the event of the termination of this lease, or of re-enter, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall pay to Landlord as damages;

  The sum equal to the fixed rent and the additional rent (as above presumed) payable hereunder which would have been payable by Tenant had this lease not so terminated, or had Landlord not so re-entered the Demised Premises, payable upon the due dates therefor specified herein following such termination or such re-entry and until the Expiration Date, provided, however, that if Landlord shall relet the Demised Premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the expenses incurred or paid by Landlord in terminating this lease or in re-entering the Demised Premises and in securing possession thereof, as well as the expenses of reletting, including altering and preparing the Demised Premises for new tenants, brokers' commissions, and all other expenses properly chargeable against the Demised Premises and the rental therefrom; it being understood that Tenant shall in no event be entitled in any suit for the collection of damages pursuant to this Subsection to a credit in respect of any net rents from a reletting, except to the extent that such net rents are actually received by Landlord.

25.02                  Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this lease would have expired if it had not been so terminated under the provisions of Article 23, or under any provision of law, or had Landlord not re-entered the Demised Premises.

ARTICLE 26

Waivers

26.01.                  In the event that Tenant is in arrears in payment of fixed rent or additional rent hereunder, Tenant waives Tenant's right, if any, to designate the items against which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payments made by Tenant to any items it sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items against which any such payments shall be credited.

26.02.                  Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Demised Premises, including any claim of injury or damage, or any emergency or other statutory remedy with respect thereto. It is further mutually agreed that in the event Landlord commences any summary proceeding for non-payment of rent, Tenant will not interpose and does hereby waive the right to interpose any counterclaim of whatever nature or description in any such proceeding.

ARTICLE 27

No other Waivers or Modifications

27.01                  The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the obligations of this lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this lease or of the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. No executory agreement hereafter made between Landlord and Tenant shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this lease, in whole or in part, unless such executory agreement is in writing, refers expressly to this lease and is signed by the party against whom enforcement of the change, modification, waiver, release, discharge or termination or effectuation of the abandonment is sought.

27.02.                  The following specific provisions of this Section shall be deemed to limit the generality of any of the foregoing provisions of this Article:

 (a)          no agreement to accept a surrender of all or any part of the Demised Premises shall be valid unless in writing and signed by Landlord. The delivery of keys to an employee of Landlord or of its agent shall not operate as a termination of this lease or a surrender of the Demised Premises. If Tenant shall at any time request Landlord to sublet the Demised Premises for Tenant's account, Landlord or its agent is authorized to receive said keys for such purposes without releasing Tenant from any of its obligations under this lease, and Tenant hereby releases Landlord from any liability for loss or damage to any of Tenant's Property in connection with such subletting.

 (b)          the receipt by Landlord of rent with knowledge of breach of any obligation of this lease shall not be deemed a waiver of such breach;

 (c)          no payment by Tenant or receipt by Landlord of a lesser amount than the correct fixed rent or additional rent due hereunder shall be deemed to be other than a payment on account, not shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy in this lease or at law provided;

 (d)          no work or repairs performed by Landlord in the Building shall be deemed a constructive eviction of Tenant.

ARTICLE 28

Curing Tenant's Defaults, Additional Rent

28.01.                  (a)          If Tenant shall default in the performance of any of Tenant's obligations under this lease, Landlord, without thereby waiving such default, may (but shall not be obligated to) perform the same for the account and at the expense of Tenant, without notice, in a case of emergency, and in any other case, only if such default continues after the expiration of (i) three (3) business days from the date Landlord gives Tenant notice of intention so to do, or (ii) the applicable grace period provided in Section 23.02 or elsewhere in this lease for cure of such default, whichever occurs later;

 (b)          If Tenant is late in making any payment due to Landlord from Tenant under this lease for five (5) or more days Tenant shall be assessed a late charge of Two Hundred ($200.00) Dollars each and every time it is late.

28.02.                  Bills for any expenses incurred by Landlord in connection with any such performance by it for the account of Tenant, and bills for all costs, expenses and disbursements of every kind and nature whatsoever, including reasonable counsel fees! involved in collecting or endeavoring to collect the fixed rent or additional rent or any part thereof or enforcing or endeavoring to enforce any rights against Tenant, under or in connection with this lease, or pursuant to law, including any such cost, expense and disbursement involved in instituting and prosecuting summary proceedings, as well as bills for any property, material, labor or services provided, furnished, or rendered, by Landlord or at its instance to Tenant, may be sent by Landlord to Tenant monthly, or immediately, at Landlord's option, and, shall be due and payable in accordance with the terms of such bills.

ARTICLE 29

Broker

29.01.                  Tenant covenants, warrants and represents that there was no broker or finder except NONE (the "Broker") instrumental in consummating this lease and that no conversations or negotiations were had with any broker or finder except the Broker concerning the renting of the Demised Premises. Tenant agrees to hold Landlord harmless against any claims for a brokerage, finder or other commission or fee arising out of any conversations or negotiations had by Tenant with any broker or finder except the Broker.

ARTICLE 30

Notices

30.01.                  Any notice, statement, demand or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this lease or pursuant to any applicable law or requirement of public authority, shall be in writing (whether or not so stated elsewhere in this lease) and shall be deemed to have been properly given, rendered or made, if sent by registered or certified mail (express mail, if available), return receipt requested, or by courier guaranteeing overnight delivery and furnishing a receipt in evidence thereof, addressed to the other party at the address hereinabove set forth (except that after the Commencement Date, Tenant's address, unless Tenant shall give notice to the contrary, shall be the Building), and shall be deemed to have been given, rendered or made (a) on the date delivered, if delivered to Tenant personally, (b) on the date delivered, if delivered by overnight courier or (c) on the date which is two (2) days after being mailed. Either party may, by notice as aforesaid, designate a different address or addresses for notices, statements, demand or other communications intended for it. Notices given by Landlord's managing agent shall be deemed a valid notice if addressed and set in accordance with the provisions of this Article. At Landlord's option, notices to Tenant may be sent by hand delivery.

ARTICLE 31

Estoppel Certificate, Memorandum

31.01                  Tenant agrees, at any time and from time to time, as requested by Landlord, upon not less than ten (10) days, prior notice, to execute and deliver to Landlord a statement certifying (a) that this lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications) and whether any options granted to Tenant pursuant to the provisions of this lease have been exercised, (b) certifying the dates to which the fixed rent and additional rent have been paid and the amounts thereof, and stating whether or not, to the best knowledge of the signer, the other party is in default in performance of any of its obligations under this lease, and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant hereto may be relied upon by others with whom Landlord may be dealing. Additionally, Tenant's statement shall contain such other information as shall be required by the holder or proposed holder of any superior mortgage or the lessor or proposed lessor under any underlying lease.

ARTICLE 32

No other Representations. Construction, Governing Law. Consents

32.01.                  Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this lease.

32.02.                  If any of the provisions of this lease, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this lease shall be valid and enforceable to the fullest extent permitted by law.

32.03.                  This lease shall be governed in all respects by the laws of the State of New York.  Tenant hereby specifically consents to jurisdiction in the State of New York in any action or proceeding arising out of this lease and/or the use and occupation of the Demised Premises.

32.04.                  Wherever in this lease Landlord's consent or approval is required, if Landlord shall refuse such consent or approval, Tenant in no event shall be entitled to make, nor shall Tenant make, any claim and Tenant hereby waives any claim for money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord unreasonably withheld or unreasonably delayed its consent or approval. Tenant's sole remedy shall be an action or proceeding to enforce any such provision, for specific performance, injunction or declaratory judgment.

ARTICLE 33

Parties Bound

33.01.                  The obligations of this lease shall bind and benefit the successors and assigns of the parties hereto (herein sometimes referred to as the "parties") with the same effect as if mentioned in each instance where a party is named or referred to, except that no violation of the provisions of Article 8 shall operate to vest any rights in any successor or assignee of Tenant and that the provisions of this Article shall not be construed as modifying the conditions of limitation contained in Article 23.  However, the obligations of Landlord under this lease shall not be binding upon Landlord herein named with respect to any period subsequent to the transfer of its interest in the Building and/or Real Property as owner or lessee thereof and in event of such transfer said obligations shall thereafter be binding upon each transferee of the interest of Landlord herein named as such owner or lessee of the Building and/or Real Property, but only with respect to the period ending with a subsequent transfer within the meaning of this Section.

33.02.                  Tenant shall look only to Landlord's estate and property in the Building (or the proceeds thereof) and, where expressly so provided in this lease, to offset against the rents payable under this lease, for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder, and no other property or assets of such Landlord or any partner, member, officer or director thereof, disclosed or undisclosed, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this lease, the relationship of Landlord and Tenant hereunder or Tenant's use or occupancy of the Demised Premises.

ARTICLE 34

Adjacent Excavation And construction - Shoring

34.01.                  If an excavation or other substructure work shall be made upon land adjacent to the Demised Premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the Demised Premises for the purpose of doing such work as shall be necessary to preserve the wall of or the Building from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Landlord, or diminution or abatement of rent.

ARTICLE 35

Miscellaneous

35.01.                  If the Expiration Date or the date of sooner termination of this lease shall fall on a day which is not a business day, then Tenant's obligations under Articles 13 and 22 hereof shall be performed on or prior to the immediately preceding business day. Tenant expressly waives, for itself and for any person claiming through or under Tenant, any rights which Tenant or any such person may have under the provisions of Section 2201 of the New York civil Practice Law and Rules and of any similar or successor law of same import then in force, in connection with any holdover proceedings which Landlord may institute to enforce the provisions of this lease. If the Demised Premises are not surrendered upon the termination of this lease, Tenant hereby indemnifies Landlord against liability resulting from delay by Tenant in so surrendering the Demised Premises, including any claims made by any succeeding tenant or prospective tenant founded upon such delay. In the event Tenant remains in possession of the Demised Premises after the termination of this lease without the execution of a new lease, Tenant, at the option of Landlord, shall be deemed to be occupying the Demised Premises as a tenant from month to month, at a monthly rental equal to three times the fixed rent and additional rent payable during the last month of the term, subject to all of the other terms of this lease insofar as the same are applicable to a month-to-month tenancy. Tenant's obligations under this Section shall survive the termination of this lease.

35.02.                  Any apportionments or prorations of rent to be made under this lease shall be computed on the basis of a 360 day year, with 12 months of 30 days each.

35.03.                  If the fixed rent or any additional rent shall be or become uncollectible by virtue of any law, governmental order or regulation, or direction of any public officer or body, Tenant shall enter into such agreement or agreements and take such other action (without additional expense to Tenant) as Landlord may request, as may be legally permissible, to permit Landlord to collect the maximum fixed rent and additional rent which may, from time to time during the continuance of such legal rent restriction be legally permissible, but not in excess of the amounts of fixed rent or additional rent payable under this lease. Upon the termination of such legal rent restriction, (a) the fixed rent and additional rent, after such termination, shall become payable under this lease in the amount of the fixed rent and additional rent set forth in this lease for the period following such termination, and (b) Tenant shall pay to Landlord, if legally permissible, an amount equal to (i) the fixed rent and additional rent which would have been paid pursuant to this lease, but for such rent restriction, less (ii) the fixed rent and additional rent paid by Tenant to Landlord during the period that such rent restriction was in effect.

ARTICLE 36

Security Deposit

36.01. Tenant has deposited with Landlord the sum of $24,000.00 by check, subject to collection,  as security for the full and punctual performance by Tenant of all of the terms of this lease. Said sum to be deposited by Landlord in a noninterest bearing account.  If Tenant defaults in the performance of any of the terms of this lease, including the payment of rent, Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms of this lease, including any damages or deficiency in the reletting of the Demised Premises, whether accruing before or after summary proceedings or other re-entry by Landlord. In the case of every such use, application or retention, Tenant shall, on demand, pay to Landlord the sum so used, applied or retained which shall be added to the security deposit so that the same shall be replenished to its former amount, and any failure by Tenant to pay such sum on demand shall constitute   a default under this lease.  In the event of a sale or lease of the Building, Landlord shall have the right to transfer the security to the vendee or lessee and Landlord shall upon such transfer be released by Tenant from all liability for the return of such security; and Tenant agrees to look solely to the new landlord for the return of said security; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new landlord.   Tenant shall not assign or encumber or attempt to assign or encumber the money deposited herein as  security and neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance or attempted assignment or encumbrance.  Tenant shall from time to time increase the amount of security so the Landlord hold security equal to two (2) months’ rent.

ARTICLE 37

Intentionally Omitted

ARTICLE 38

Intentionally Omitted

ARTICLE 39

Intentionally Omitted

ARTICLE 40

Landlord's Work

40.1.            Landlord shall be under no obligation to bring the Demised Premises into compliance with the Americans with Disabilities Act ("ADA") or with local laws concerning access for and use by the disabled applicable to the Demised Premises, or to Tenant's particular use or manner of use thereof.

40.2.            Tenant shall not make any alterations, additions, installations, substitutions, improvements or decorations (hereinafter collectively referred to as "Tenant's Changes") in or to the Demised Premises except as expressly permitted or otherwise approved by Landlord pursuant to the terms and provisions of this Article, and Tenant's Work.

ARTICLE 41

Environmental

41.1            Except for such use and storage as is conducted by Tenant as of the Commencement Date, Tenant expressly represents that it shall not use or store any hazardous or toxic substances/materials (as identified in any Federal, State or other governmental subdivisions, stature, ordinances, laws, rules or regulations) on the demised premises without first obtaining the express written consent of the landlord after having delivered to landlord a copy of all required governmental permits, consents and/or approval.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this lease as of the day and year first above written.

LANDLORD:

35 WILBUR STREET ASSOCIATES, LLC

	By:	/s/ Authorized Signatory

WITNESS:	TENANT:

BIOSPECIFICS TECHNOLOGIES, CORP.

/s/	By:	/s/ Thomas Wegman
Name: Thomas Wegman
Title: President

Federal Employer I.D. No. _________________________________

TENANT:

ADVANCED BIOFACTURES CORP.

	By:	/s/ Thomas Wegman
Name: Thomas Wegman
Title: President

Federal Employer I.D. No. _____________________________

EXHIBIT A

TENANT’S PROPERTY

Two (2) Autoclaves

Safes